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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                    FILED PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                      OCTOBER 17, 1996 (OCTOBER 16, 1996)
               (DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED))

                             ADVANCED MEDICAL, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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                  DELAWARE                                      13-3492624
        (STATE OR OTHER JURISDICTION                 (IRS EMPLOYER IDENTIFICATION NO.)
              OF INCORPORATION)
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                                    33-26398
                            (COMMISSION FILE NUMBER)

                            9775 BUSINESSPARK AVENUE
                              SAN DIEGO, CA 92131
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)

                                 (619) 566-0426
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5. OTHER EVENTS

    Filed herewith are pro forma financial statements reflecting the historical consolidated financial statements of IMED Corporation ("IMED"), a wholly-owned subsidiary of Advanced Medical, Inc. ("Advanced Medical" or the "Registrant") and IVAC Holdings, Inc. ("IVAC Holdings" or after the Merger (as defined below) the "Company", or collectively with its subsidiaries other than River Medical, Inc. ("River"), the operations of which were discontinued in June 1996 (the "River Divestiture"), "IVAC"). The financial data with respect to IMED and its subsidiaries does not include the separate financial data of the Registrant. Pro forma data of the Registrant (including IMED and its subsidiaries) and IVAC Holdings will be filed in a subsequent filing on Form 8-K.

    The pro forma financial statements have been prepared in connection with the Agreement and Plan of Merger dated as of August 23, 1996 (the "Merger Agreement"), by and among IMED, IMED Merger Sub, Inc., a wholly owned subsidiary of IMED ("Merger Sub"), IVAC Holdings, IVAC Medical Systems, Inc. ("IVAC Medical Systems"), a wholly-owned subsidiary of IVAC Holdings, and certain stockholders of IVAC Holdings ("Participating Stockholders"). Pursuant to the Merger Agreement and in connection with a series of mergers and asset transfers, the operations of IMED and IVAC Medical Systems will be transferred to IVAC Holdings and IVAC Holdings will become an indirect, wholly-owned subsidiary of the Registrant (collectively, the "Merger"), subject to certain closing conditions including, among other things, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In connection with the Merger, the parties will (i) pay the cash portion of the merger consideration under the Merger Agreement, (ii) refinance (the "Refinancing") IMED's and IVAC's existing bank indebtedness, including IMED's existing credit agreement with General Electric Capital Corporation, as amended (the "IMED Existing Credit Facility"), (iii) seek to repurchase all of IVAC Medical Systems' outstanding 9 1/4% Senior Notes due 2002 (the "Existing Senior Notes") via a tender offer to purchase such for cash and a related consent solicitation (the "Debt Tender Offer and Consent Solicitation") to modify certain terms of the indenture governing the Existing Senior Notes, (iv) repay the 13.2% Junior Subordinated Notes due 2006 of IVAC Holdings (the "Junior Notes Repayment"), and
(v) pay other fees and expenses in connection with these transactions, using (a) the net proceeds of a capital contribution ("Capital Contribution") of approximately $22.0 million from the Registrant to IMED, (b) the net proceeds of an offering ("Offering") to be made by IMED of certain notes (the "Notes") pursuant to an offering memorandum (the "Offering Memorandum"), and (c) expected borrowings of $265.0 million under a new credit facility (the "New Credit Facility") consisting of a term loan facility and a revolving credit facility. Adjustments to the pro forma financial statements include giving effect to the Merger, the Offering, the Capital Contribution, the Refinancing, the Debt Tender Offer and Consent Solicitation and the Junior Notes Repayment (collectively, the "Transactions"), payment of related transaction fees and expenses and the River Divestiture.

    In addition, following the closing of the Merger (the "Merger Closing") and of the other Transactions described above, it is anticipated that the Registrant will initiate actions to redeem its 15% Subordinated Debentures due 1999 at the redemption price provided for in the indenture governing the 15% Subordinated Debentures (110% of principal amount plus applicable accrued interest).

    Any securities to be offered as contemplated above will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Not Applicable

    (b) Not Applicable

    (c) Exhibits.

        Exhibit 99 Pro Forma Financial Statements
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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                                              ADVANCED MEDICAL, INC.
                                              (Registrant)

Date: October 16, 1996                        By:                    /s/ JOSEPH W. KUHN
                                                         -----------------------------------------
                                                                       Joseph W. Kuhn
                                                                         PRESIDENT
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                                 EXHIBIT INDEX

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  EXHIBIT                                        MATERIAL TO BE FILED
   NUMBER                                            AS EXHIBITS                                            PAGE NUMBER
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
Exhibit 99    Pro Forma Financial Statements............................................................
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